UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2022

Delwinds Insurance Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One City Centre
1021 Main Street, Suite 1960
Houston, TX 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 337-4077

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	DWIN.U	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	DWIN	The New York Stock Exchange

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	DWIN.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 6, 2022, Delwinds Insurance Acquisition Corp., a special purpose acquisition company incorporated as Delaware corporation (the “Company”), issued a promissory note (the “Note”) in the aggregate principal amount of up to $1,159,995.69 to FOXO Technologies Inc., a Delaware corporation (“FOXO”), pursuant to which FOXO agreed to loan to the Company up to $1,159,995.69 (the “Extension Funds”) to deposit into the Company’s trust account (the “Trust Account”) for each share of Class A common stock of the Company (“Public Share”) that was not redeemed in connection with the extension of the Company’s termination date from June 15, 2022 to September 15, 2022 (or such earlier date as determined by the Board).

The Company will deposit the Extension Funds into the Trust Account, which equates to $0.035 per remaining Public Share, for each month past June 15, 2022 until September 15, 2022 that the Company needs to complete an initial business combination (the “Initial Business Combination”), and such amount will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Initial Business Combination.

The Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Initial Business Combination, or (b) the date of the liquidation of the Company.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description is qualified in its entirety by reference to the Note, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2022, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Charter Amendment”). The Charter Amendment extends the date by which the Company must consummate its Initial Business Combination from June 15, 2022 to September 15, 2022 (or such earlier date as determined by the Board). The Company filed the Charter Amendment with the Secretary of State of the State of Delaware on June 6, 2022. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 23, 2022.

The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s stockholders approved the Charter Amendment extending the date by which the Company must consummate the Initial Business Combination from June 15, 2022 to September 15, 2022 (or such earlier date as determined by the Company’s Board of Directors) (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
16,928,163	232,583	0

Stockholders holding 9,077,422 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $90,792,966.89 (approximately $10.00 per Public Share) will be removed from the Trust Account to pay such holders.

Following the redemption, the Company’s remaining Public Shares outstanding were 11,047,578. The Company will request a drawdown request under the Note to fund into the Trust Account the required $0.035 per remaining Public Share into the Trust Account for the first month past June 15, 2022 that the Company needs to complete the Initial Business Combination. After such funding, the Trust Account will contain approximately $10.035 per remaining Public Share outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation.
10.1	Promissory Note issued to FOXO Technologies Inc., dated June 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delwinds Insurance Acquisition Corp.

Dated: June 7, 2022	By:	/s/ Andrew J. Poole
		Name:	Andrew J. Poole
		Title:	Chief Executive Officer

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